UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.)

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Faraday Future Intelligent Electric Inc.
(Name of Registrant as Specified In Its Charter)

FF GLOBAL PARTNERS LLC
PACIFIC TECHNOLOGY HOLDING LLC
FF TOP HOLDING LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FF Top Holding LLC, together with FF Global Partners LLC and Pacific Technology Holding LLC (collectively, “the Participants”) issued the following press release after 5:30 pm on August 18, 2022.

FF Top, A Major Stockholder of Faraday Future, Files Preliminary Proxy Statement for Special Meeting: Stockholders to Vote on the Removal of Director Brian Krolicki

LOS ANGELES, Aug. 18, 2022 /PRNewswire/ -- FF Top Holding LLC (with its affiliates, "we" or "FF Top"), a significant stockholder of Faraday Future Intelligent Electric Inc. ("Faraday Future" or the "Company"), announced today that it has filed a preliminary proxy statement (the "Preliminary Proxy Statement") in connection with a special meeting of stockholders (the "Special Meeting") called by the Company. The Special Meeting has been called in order to hold a stockholder vote on the removal of director and former chairman Brian Krolicki from the Company's board of directors (the "Board"). The Company announced the Special Meeting in its preliminary proxy statement, filed with the Securities and Exchange Commission (the "SEC") on August 8, 2022. The date of the Special Meeting has not yet been announced.

In the Preliminary Proxy Statement, FF Top stated its belief that, despite Faraday Future's current financial and operational challenges, the Company is at an inflection point in the process of turning a promising concept into the mass production of a revolutionary electric vehicle, and that urgent changes are needed to deliver on this promise. FF Top further stated that it believes that these changes must begin with a Board that recognizes the magnitude and urgency of these challenges and is focused on developing a realistic and financially responsible plan to put the Company on a better path.

In the Preliminary Proxy Statement, FF Top stated its belief that, over the past year, Faraday Future's operational results have consistently fallen short of the goals the Company has set forth in its public filings, and that this situation is not improving. FF Top also stated its belief that this poor performance is due in significant part to the failings of Mr. Krolicki (who served as Board chairman until certain remedial measures were implemented in early 2022 as a result of an investigation carried out by a special committee of the Board), and the members of the Board with whom he has been aligned - Sue Swenson, Scott Vogel and Jordan Vogel. FF Top expressed its view that Mr. Krolicki has driven, supported or enabled Board decisions that evince poor leadership, disregard for the best interests of stockholders, failures of corporate governance, and a lack of financial prudence.

Additionally, FF Top expressed its view that Mr. Krolicki's prior experience in public finance and governmental relations is "out of step" with the Board's current need for directors that have the experience in private sector finance and complex legal and regulatory issues necessary to guide the Company forward.

FF Top requested that the Company call the Special Meeting to remove Mr. Krolicki pursuant to its rights under the Shareholder Agreement, entered into on July 21, 2021 between FF Top and the Company. The Shareholder Agreement provides FF Top with the right to nominate a specified number of directors to the Board (the "FF Top Designees"), the right to remove any FF Top Designee, and the exclusive right to nominate a replacement nominee to fill any vacancy arising from the removal or resignation of such FF Top Designee. The Shareholder Agreement further states that the Company must use its reasonable best efforts, to the fullest extent permitted by law, at any time and from time to time, to take all "Necessary Action" to facilitate the removal of such an FF Top Designee. Though Mr. Krolicki was appointed to the Board by FF Top as one of the initial "FF Top Designees" pursuant to the Shareholder Agreement, FF Top has since lost confidence in his ability to lead and grown increasingly concerned with his alignment with that subset of the Board it believes have driven the Company down its current failing path.

Faraday Future needs, and its stockholders deserve, a Board that is accountable, financially responsible, focused on the best interests of the Company and its stockholders, and that operates in accordance with corporate governance best practices.

Important Information

Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans to distribute a definitive proxy statement.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed removal of Mr. Brian Krolicki from the Company's board of directors (the "Removal Proposal"). In connection with the Removal Proposal, we intend to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND FF TOP'S DEFINITIVE PROXY STATEMENT (IN EACH CASE WHEN THEY BECOME AVAILABLE), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REMOVAL PROPOSAL.

Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, http://www.sec.gov.

Participants in the Solicitation

FF Global Partners LLC ("FF Global"), Pacific Technology Holding LLC ("Pacific Technology") and FF Top Holding LLC may be deemed to be participants (the "Participants") in the solicitation of proxies from the holders of the Company's common stock in respect of the Removal Proposal.

FF Global is owned by its 19 members, including current and former employees and executives of the Company and is governed by a board of six managers who we refer to as the FF Global Managers. The vote of a majority of the FF Global Managers presents at a meeting of the FF Global Executive Committee (assuming a quorum exists) is required to approve certain actions of FF Global, including the voting and disposition of shares of the Company's common stock owned directly or indirectly by FF Global, and the voting of shares owned by other stockholders with respect to which FF Top Holding LLC holds irrevocable proxies and voting control. FF Global is the managing member of Pacific Technology, and Pacific Technology is the manager and indirect sole owner of FF Top Holding LLC.

As of the date of this press release, the Participants beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) an aggregate of 117,705,569 shares of the Company's common stock, comprised of 64,000,588 shares of Class B Common Stock held directly by FF Top Holding LLC, 1,180,689 shares of Class A Common Stock held directly by Pacific Technology, and 53,704,981 shares of Class A Common Stock held by certain other stockholders of the Company with respect to which FF Global exercises voting control. As of the date hereof, based on 327,913,934 shares of Common Stock outstanding (as disclosed by the Company in its Quarterly Report on Form 10-Q, filed with the SEC on August 15, 2022), the Participants collectively beneficially own approximately 35.9% of the Company's outstanding common stock.

Investors may obtain additional information regarding the interests of the Participants by reading FF Top's filings with the SEC, including the Preliminary Proxy Statement and, when filed, our definitive proxy statement, and amendments thereto. The definitive proxy statement will be furnished to some or all of the Company's stockholders and will be, along with other relevant documents, available at no charge on the SEC's website at http://www.sec.gov/.

Media Contact

info@ffglobalpartners.com

SOURCE FF Top Holding LLC